UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ECB Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Post Office Box 337

Engelhard, North Carolina 27824

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2011 Annual Meeting of shareholders of ECB Bancorp, Inc. will be held at 11:00 a.m. EDT on Tuesday, May 17, 2011, at the Washington Civic Center located at 110 North Gladden Street, Washington, North Carolina.

The purposes of the meeting are:

1.	Election of Directors. To elect three directors for terms of three years;

2.	Advisory Vote on Executive Compensation. To vote on a non-binding, advisory resolution to approve compensation paid or provided to our executive officers as disclosed in our proxy statement for the Annual Meeting (a “say-on-pay” resolution);

3.	Ratification of Appointment of Independent Accountants. To vote on a proposal to ratify the appointment of Dixon Hughes Goodman LLP as our independent accountants for 2011; and

4.	Other Business. To transact any other business properly presented for action at the Annual Meeting.

At the Annual Meeting, you may cast one vote for each share of our common stock you held of record on March 18, 2011, which is the record date for the meeting.

You are invited to attend the Annual Meeting in person. However, if you are the record holder of your shares of our common stock, we ask that you appoint the Proxies named in the enclosed proxy statement to vote your shares for you by signing and returning the enclosed proxy card or following the instructions in the proxy statement to appoint the Proxies by Internet, even if you plan to attend the Annual Meeting. If your shares are held in “street name” by a broker or other nominee, only the record holder of your shares may vote them for you, so you should follow your broker’s or nominee’s directions and give it instructions as to how it should vote your shares. Doing that will help us ensure that your shares are represented and that a quorum is present at the Annual Meeting. Even if you sign a proxy card or appoint the Proxies by Internet, you may still revoke your appointment later or attend the Annual Meeting and vote in person.

This notice and the enclosed proxy statement and proxy card are being mailed to our shareholders on or about April 13, 2011.

By Order of the Board of Directors

A. Dwight Utz

President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. WHETHER YOU OWN ONE SHARE OR MANY, YOUR PROMPT COOPERATION IN VOTING YOUR PROXY CARD IS APPRECIATED.

Post Office Box 337

Engelhard, North Carolina 27824

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

General

This proxy statement is dated April 7, 2011, and is being furnished to our shareholders by our Board of Directors in connection with our solicitation of appointments of proxies in the form of the enclosed proxy card for use at the 2011 Annual Meeting of our shareholders and at any adjournments of the meeting. The Annual Meeting will be held at the Washington Civic Center located at 110 North Gladden Street, Washington, North Carolina, at 11:00 a.m. EDT on Tuesday, May 17, 2011.

In this proxy statement, the terms “you,” “your” and similar terms refer to the shareholder receiving it. The terms “we,” “us,” “our” and similar terms refer to ECB Bancorp, Inc. Our banking subsidiary, The East Carolina Bank, is referred to as the “Bank.”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SHAREHOLDER MEETING TO BE HELD ON MAY 17, 2011.

The proxy statement and annual report to security holders are available at:

www.myecb.com/voting

Proposals to be Voted on at the Annual Meeting

At the Annual Meeting, record holders of our common stock will:

•	elect three directors for three-year terms (see “Proposal 1: Election of Directors” on page 4);

•

vote on a proposal to approve a non-binding, advisory resolution (a “say-on-pay” resolution) to approve compensation paid or provided to our executive officers as disclosed in this proxy statement (see “Proposal 2: Advisory Vote on Executive Compensation” on page 26);

•

vote on a proposal to ratify the appointment of Dixon Hughes Goodman LLP as our independent accountants for 2011 (see “Proposal 3: Ratification of Appointment of Independent Accountants” on page 29); and

•	transact any other business properly presented for action at the Annual Meeting.

Our Board of Directors recommends that you vote “FOR” the election of each of the three nominees for director named in Proposal 1 and “FOR” Proposals 2 and 3.

How You Can Vote at the Annual Meeting

Record Holders.    If your shares of our common stock are held of record in your name, you can vote at the Annual Meeting in any of the following ways.

•	You can attend the Annual Meeting and vote in person.

•

You can sign and return the proxy card enclosed with this proxy statement to appoint the “Proxies” named below to vote your shares for you at the meeting, or you can validly appoint another person to vote your shares for you.

•

You can appoint the Proxies to vote your shares for you by going to the Internet website www.myecb.com/voting. When you are prompted for your “control number,” enter the number printed just above your name on the enclosed proxy card, and then follow the instructions you will be given. You may appoint the Proxies by Internet only until 5:00 p.m. on May 16, 2011, which is the day before the Annual Meeting date. If you appoint the Proxies by Internet, you need not sign and return a proxy card. You will be appointing the Proxies to vote your shares on the same terms and with the same authority as if you marked, signed and returned a proxy card. The authority you will be giving the Proxies is described below and in the proxy card enclosed with this proxy statement.

Shares Held in “Street Name.”    Only the record holders of shares of our common stock or their appointed proxies may vote those shares. As a result, if your shares of our common stock are held for you in “street name” by a broker or other nominee (such as a bank or custodian), then only your broker or nominee (i.e. the record holder) may vote them for you, or appoint the Proxies to vote them for you, unless you make arrangements for your broker or nominee to assign its voting rights to you or for you to be recognized as the person entitled to vote your shares. You will need to follow the directions your broker or nominee provides you and give it instructions as to how it should vote your shares by completing and returning to it the voting instruction sheet you received with your copy of our proxy statement (or by following any directions you received from your broker or nominee for giving voting instructions electronically). Brokers and other nominees who hold shares in street name for their clients typically have the discretionary authority to vote those shares on “routine” matters when they have not received instructions from beneficial owners of the shares. However, they may not vote those shares on non-routine matters (including the election of directors or “say-on-pay” proposals) unless their clients give them voting instructions. To ensure that shares you hold in street name are represented at the Annual Meeting and voted in the manner you desire, it is important that you instruct your broker or nominee as to how it should vote your shares.

Solicitation and Voting of Proxy Cards

If you are the record holder of your shares of our common stock, a proxy card is included with this proxy statement that provides for you to name three of our officers, A. Dwight Utz, J. Dorson White, Jr. and Thomas M. Crowder, or any substitutes appointed by them, individually and as a group, to act as your “Proxies” and vote your shares at the Annual Meeting. We ask that you sign and date your proxy card and return it in the enclosed envelope, or follow the instructions above for appointing the Proxies by Internet, so that your shares will be represented at the meeting.

If you sign a proxy card and return it so that we receive it before the Annual Meeting, or you appoint the Proxies by Internet, you will be appointing the Proxies to vote your shares for you, and they will vote, or abstain from voting, according to the instructions you give them in your proxy card or by Internet. If you sign and return a proxy card, or appoint the Proxies by Internet, but you do not give any voting instructions, then the Proxies will vote your shares “FOR” the election of each of the three nominees for director named in Proposal 1 below and “FOR” Proposals 2 and 3 discussed in this proxy statement. If, before the Annual Meeting, any nominee named in Proposal 1 becomes unable or unwilling to serve as a director for any reason, your proxy card or Internet appointment will give the Proxies discretion to vote your shares for a substitute nominee named by our Board of Directors. We are not aware of any business that will be brought before the Annual Meeting other than the election of directors and Proposals 2 and 3 described in this proxy statement; but, if any other matter is properly presented for action by our shareholders, your proxy card will authorize the Proxies to vote your shares according to their best judgment. The Proxies also will be authorized to vote your shares according to their best judgment on matters incident to the conduct of the meeting, including motions to adjourn the meeting.

If you are the record holder of your shares and you do not return a proxy card or appoint the Proxies by Internet, the Proxies will not have authority to vote for you and your shares will not be represented or voted at the Annual Meeting unless you attend the meeting in person or validly appoint another person to vote your shares for you.

Revocation of Proxy Cards; How You Can Change Your Voting Instructions

Record Holders.    If you are the record holder of your shares and you sign and return a proxy card or appoint the Proxies by Internet and you later wish to change the voting instructions or revoke the authority you gave the Proxies, you can do so at any time before the voting takes place at the Annual Meeting by taking the appropriate action described below.

To change the voting instructions you gave the Proxies:

•

you can sign a new proxy card dated after the date of your original proxy card and containing your new instructions, and submit it so that we receive it before the Annual Meeting or, if hand delivered, before the voting takes place at the Annual Meeting; or

•

if you appointed the Proxies by Internet, you can go to the same Internet website (www.myecb.com/voting) before 5:00 p.m. on May 16, 2011 (the day before the Annual Meeting), enter the same control number (printed just above your name on the enclosed proxy card) that you previously used to appoint the Proxies, and then change your voting instructions.

The Proxies will follow the last voting instructions they receive from you before the Annual Meeting.

To revoke your proxy card or your appointment of the Proxies by Internet:

•

you can give our Corporate Secretary a written notice before the Annual Meeting or, if hand delivered, before the voting takes place at the Annual Meeting, that you want to revoke your proxy card or Internet appointment; or

•

you can attend the Annual Meeting and either vote your shares in person or notify our Corporate Secretary, before the voting takes place, that you want to revoke your proxy card or Internet appointment. Simply attending the Annual Meeting alone, without voting in person or notifying our Corporate Secretary, will not revoke your proxy card or Internet appointment.

Shares Held in “Street Name.”    If your shares are held in “street name” and you want to change voting instructions you have given to your broker or other nominee, you must follow your broker’s or nominee’s directions.

Expenses and Method of Solicitation

We will pay all costs of our solicitation of proxy cards for the Annual Meeting, including costs of preparing and mailing this proxy statement. We are requesting that banks, brokers, custodians and other nominees and fiduciaries forward copies of our proxy solicitation materials to their principals and request their voting instructions, and we will reimburse those persons for their expenses in doing so. In addition to solicitation by mail, our and the Bank’s directors, officers and employees may solicit proxy cards, personally or by telephone, electronic mail or other methods of communication, but they will not receive any additional compensation from us for doing so.

In connection with the solicitation of proxy cards for the Annual Meeting, we have not authorized anyone to give you any information, or make any representation, not contained in this proxy statement. If anyone gives you any other information or makes any other representation to you, you should not rely on it as having been authorized by us.

Record Date and Voting Securities

The close of business on March 18, 2011, is the “Record Date” we are using to determine which of our shareholders are entitled to receive notice of and to vote at the Annual Meeting and how many shares they are entitled to vote. Our voting securities are the 2,849,841 shares of our common stock which were outstanding on the Record Date. You must have been a record holder of our common stock on that date in order to vote at the meeting.

Quorum and Voting Procedures

A quorum must be present for business to be conducted at the Annual Meeting. For all matters to be voted on at the meeting, a quorum will consist of a majority of the outstanding shares of our common stock. Shares represented in person or by proxy at the meeting will be counted for the purpose of determining whether a quorum exists. Once a share is represented for any purpose at the meeting, it will be treated as present for quorum purposes for the remainder of the meeting and for any adjournments. If you return a valid proxy card, appoint the Proxies by Internet, or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain or instruct the Proxies to abstain from voting on one or more matters. Broker “non-votes” also will be counted in determining whether there is a quorum. Broker “non-votes” will occur if your shares are held by a broker and are voted on one or more matters at the meeting but are not voted by the broker on a “non-routine” matter (such as the election of directors or the “say-on-pay” proposal) because you have not given the broker voting instructions on that matter. If your shares are represented at the meeting with respect to any matter voted on, they will be treated as present with respect to all matters voted on, even if they are not voted on all matters.

You may cast one vote for each share you held of record on the Record Date on each director to be elected and on each other matter voted on by shareholders at the Annual Meeting. You may not cumulate your votes in the election of directors.

Vote Required for Approval

Our directors are elected by a plurality of the votes cast in elections. In the election of directors at the Annual Meeting, the three nominees receiving the highest numbers of votes will be elected. For Proposals 2 and 3 to be approved, the number of votes cast in favor of each proposal must exceed the number of votes cast against it. So long as a quorum is present, abstentions and broker non-votes will have no effect in the voting for directors or on Proposal 2 or 3.

PROPOSAL 1:    ELECTION OF DIRECTORS

General

Our Bylaws provide that our Board of Directors:

•	consists of not less than nine nor more than 15 members, and our Board is authorized to set and change the actual number of our directors from time to time within those limits; and

•

is divided into three classes and directors are elected to staggered three-year terms, and that each year the terms of the directors in one class expire and directors in that class are elected for new three-year terms or until their respective successors have been duly elected and qualified.

Nominees

Our Board of Directors has set our number of directors at nine for the year following the Annual Meeting and, based on the recommendation of our Nominations Committee, has nominated three current directors whose terms expire at the Annual Meeting for re-election to new three-year terms. If, before the Annual Meeting, any nominee becomes unable or unwilling to serve as a director for any reason, the Board of Directors may name a substitute nominee.

The following table lists information about each nominee, including a description of his or her principal occupation and business experience.

Name and Age	Positions with Us and the Bank (1)	First Elected (2)	Proposed Term of Office	Principal Occupation and Business Experience
J. Bryant Kittrell III (59)	Director	1990	3 years	President and owner, Kittrell & Associates, Inc., and managing partner (since 2004), Kittrell & Armstrong LLC (commercial/industrial real estate development and sales), Greenville, NC

B. Martelle Marshall (61)	Director and Corporate Secretary	1993	3 years	President and co-owner, Martelle’s Feed House Restaurant (restaurant and catering), Engelhard, NC

R. S. Spencer, Jr. (70)	Chairman	1963	3 years	President, R. S. Spencer, Inc. (retail merchant), Engelhard, NC

(1)	Listings of the members of certain committees of our Board are contained below under the heading “COMMITTEES OF OUR BOARD.”

(2)	“First elected” refers to the year in which each individual first became a director of the Bank. Each person first became our director during 1998 in connection with our organization as the Bank’s holding company and previously served as a director of the Bank.

Our Board of Directors recommends that you vote “FOR” each of the three nominees named above. The three nominees receiving the highest numbers of votes will be elected.

Incumbent Directors

The following table contains information about our six directors whose current terms of office will continue after the Annual Meeting.

Name and Age	Positions with Us and the Bank (1)	First Elected/ Current Term Expires (2)	Principal Occupation and Business Experience
George T. Davis, Jr. (56)	Vice Chairman	1979 / 2012	Attorney; sole proprietor, Davis & Davis (law firm), Swan Quarter, NC

Gregory C. Gibbs (50)	Director	1994 / 2012	Manager and member, Gibbs Store LLC (retail hardware) (since 2001), Gibbs Development Properties, LLC (real estate development) (since 2005), Dark Woods Farms, LLC (agriculture production) (since 2005), and Lake Landing Realty (real estate sales and development) (since 2005), Engelhard, NC

John F. Hughes, Jr. (65)	Director	1996 / 2012	Retired; former Chairman and Chief Executive Officer, Eastern NC Natural Gas Co., Edenton, NC (2001 - 2005), Executive Director, Albemarle Pamlico Economic Development Corp. (2001 - 2005), and Regional Manager and Manager of Governmental Affairs, North Carolina Power, Inc. (utility company), Manteo, NC (1984 - 2000), current member and manager, May & Hughes, LLC (commercial leasing) (since 2002) and Keyless Innovations (smart house technology) (since 2003), Kitty Hawk, NC

Joseph T. Lamb, Jr. (77)	Director	1981 / 2013	Owner, Joe Lamb, Jr. & Associates, Inc. (real estate sales and rentals), Kitty Hawk, NC

A. Dwight Utz (57)	President, Chief Executive Officer and Director	2009 / 2013	Our and the Bank’s executive officer (since 2009)

Michael D. Weeks (57)	Director	2005 / 2013	President and owner, Michael Weeks Agency (marketing and advertising consultant), Washington, NC (since 2007); previously, Vice President and General Manager, WITN-TV (television broadcasting), Washington, NC (1991 - 2007)

(1)	Listings of the members of certain committees of our Board are contained below under the heading “COMMITTEES OF OUR BOARD.”
(2)	“First elected” refers to the year in which each individual first became a director of the Bank. With the exception of Mr. Utz and Mr. Weeks, each person first became our director during 1998 in connection with our organization as the Bank’s holding company and previously had served as a director of the Bank.

Factors Bearing on Qualifications of Directors and Nominees

The experience, qualifications, attributes, skills and other factors that leads our Board to conclude that each of our directors listed in the table above should serve or continue to serve as a director are described below.

George T. Davis, Jr.

•	Understanding of our culture, values and goals derived from service as our director since 1979;

•	Knowledge of the economy in a large part of our market area;

•	Ability to analyze financial information relating to our loan customers;

•	Management experience through managing, operating, and growing a rural law practice for 30 years; and

•

Ability to identify with the financial needs of small and mid-sized businesses, which is the largest business segment of our market, and with farmers, who also make up a large segment of our customer base.

Gregory C. Gibbs

•	Understanding of our culture, values and goals derived from service as our director since 1994;

•	Management experience as owner and operator of a mercantile business, a real estate brokerage business, a real estate development business, and an agricultural business;

•	Substantial personal financial interest in our and the Bank’s long term growth, stability and success because of his ownership of our stock;

•	Financial knowledge gained through a number of years as a licensed financial dealer; and

•	Ability to identify with the financial needs of small and mid-sized businesses, which is the largest business segment of our market.

John F. Hughes, Jr.

•	Understanding of our culture, values and goals derived from service as our director since 1996;

•	Understanding of business and capital planning and budgeting derived from years as regional vice president of North Carolina Power;

•	Familiarity with regulatory agencies and procedures garnered through his experience working with a large electric utility, which, like banking, is heavily regulated;

•	Knowledge of a significant portion of our market gained through years of working in that same market with North Carolina Power;

•	Ability to analyze financial information relating to our loan customers; and

•	Visible and active community and statewide leader.

J. Bryant Kittrell III

•	Understanding of our culture, values and goals derived from service as our director since 1990;

•	Knowledge of banking and financial products from prior experience as a retail banker and a retail securities broker;

•	Knowledge of governance issues through service on boards of various governmental and charitable organizations; and

•	Varied prior board experience through service on most of our major board committees.

Joe Lamb, Jr.

•	Understanding of our culture, values and goals derived from service as our director since 1981;

•	Knowledge of the economy in a large part of our market area;

•	Management experience through managing, operating, and growing a successful realty firm for over 30 years;

•	Intimate knowledge of the real estate market and the values and income potential of real estate in our area through his real estate business; and

•	Visible and active community leader.

B. Martelle Marshall

•	Understanding of our culture, values and goals derived from service as our director since 1993;

•	Ability to identify with the financial needs of small and mid-sized businesses, which is the largest business segment of our market;

•	Knowledge of and experience with agricultural lending;

•

Knowledge of and experience with the hospitality industry which is a significant component of the economy in a portion of our banking market and from which a significant portion of our business is derived; and

•	Management experience through owning and operating a successful restaurant and catering business since 1997.

R. S. Spencer, Jr.

•	Understanding of our culture, values and goals derived from service as our director since 1963;

•	Knowledge of the economy in a large part of our market area;

•	Management experience through managing, operating, and growing a successful mercantile business for nearly 50 years;

•	Ability to identify with the financial needs of small and mid-sized businesses, which is the largest business segment of our market; and

•	Visible and active community leader.

Michael D. Weeks

•	Understanding of our culture, values and goals derived from service as our director since 2005;

•	Knowledge of regulatory processes and issues gained through years of experience in the commercial media business, particularly in the broadcast television industry;

•	Understanding of marketing, advertising and branding as owner and operator of an advertising consulting business;

•

Knowledge of the residential real estate market in a portion of our banking market through experience with and ownership of a real property management company and residential real estate properties; and

•	Visible and active community and statewide leader.

A. Dwight Utz

•	Knowledge of our company through his position as our Chief Executive Officer;

•	Broad knowledge of the banking industry through experience in both community and super-regional bank environments and geographical breadth of previous positions;

•

Executive management experience in various business functions in banks where he has been employed, including human resources, bank mergers and acquisitions, retail banking, sales and business development, marketing, and strategic technology initiatives;

•	Knowledge of and experience with various agencies that regulate banks; and

•	Active in industry and community leadership roles on local, state and national level.

CORPORATE GOVERNANCE

Our Board of Directors has adopted Corporate Governance Guidelines that describe principles and practices that our Board will follow in carrying out its responsibilities. Together with our Bylaws, the Guidelines establish various processes related to the structure and leadership of our Board and the governance of our corporation, including certain of the matters described below.

Director Independence

Determination of Independent Directors.    Each year our Board of Directors reviews transactions, relationships and other arrangements involving our directors and determines which directors the Board considers to be “independent.” In making those determinations, the Board applies the independence criteria contained in the listing requirements of The Nasdaq Stock Market. The Board has directed our Enterprise Risk Management Committee to assess each outside director’s independence and report its findings to the Board in connection with the Board’s annual determinations, and to monitor the status of each director on an ongoing basis and inform the Board of changes in factors or circumstances that may affect a director’s ability to exercise independent judgment. The following table lists our current directors, persons who served as directors during 2010, and nominees for election as directors at the Annual Meeting, who our Board believes were, during their terms of office, and will be if elected, “independent” directors under Nasdaq’s criteria.

George T. Davis, Jr.	Joseph T. Lamb, Jr.	R. S. Spencer, Jr.
Gregory C. Gibbs	B. Martelle Marshall	J. Bryant Kittrell III
John F. Hughes, Jr.		Michael D. Weeks

In addition to the specific Nasdaq criteria, in assessing the independence of our directors the Enterprise Risk Management Committee and the Board consider whether they believe transactions that are disclosable in our proxy statements as “related person transactions,” or any other transactions, relationships, arrangements or other factors, could impair a director’s ability to exercise independent judgment. In its determination that the directors named above are independent, those other factors considered by the Enterprise Risk Management Committee and the Board included: (1) the Bank’s lending relationships with directors; (2) Mr. Davis’ legal representation of clients from time to time in their loan transactions with the Bank; and (3) Mr. Gibbs’ beneficial ownership of our common stock through his position as co-executor of his mother’s estate. In Mr. Gibbs’ case, the Board concluded that he is independent under Nasdaq’s criteria but that he would not be appointed to serve on our Enterprise Risk Management Committee.

Executive Sessions of Independent Directors.    Our independent directors meet separately, in executive session, without management being present, at least quarterly in conjunction with meetings of the Board of Directors and, at their discretion, they may hold separate meetings other than in conjunction with Board meetings. During 2010, the independent directors met 14 times in executive session. In addition to those meetings, independent directors who are members of the Board’s Executive Committee met 19 times in executive session in conjunction with meetings of that Committee.

Lead Independent Director.    Under our Corporate Governance Guidelines, if the Chairman elected by our Board is not an independent director, then our independent directors will elect a separate “Lead Independent Director.” Our current Chairman is an independent director, so we do not have a separate Lead Independent Director.

Board Leadership Structure

Our Board annually elects a Chairman whose duties are described in our Bylaws, and the Board performs its oversight role through various committees which are appointed by the Board based on the recommendation of its independent Nominations Committee. Those committees may be established as separate committees of our Board or as joint committees of our and the Bank’s Boards. Our current Chairman is an outside, independent director. However, the Board may select any of its members as its Chairman, and it has no policy as to whether the Chairman may be an officer or must be an independent director.

The Board recognizes that, if it were to elect an officer as Chairman, management would have more control over the Board and its processes and that could diminish the effectiveness of our independent directors and their ability to influence our policies and decisions of our Board. As a result, the Corporate Governance Guidelines established by the Board provide that, if our Chairman is not an independent director, then each year our independent directors will elect a separate Lead Independent Director whose duties and authority will include:

•	presiding at executive sessions and separate meetings of our independent directors, and serving as the liaison between the independent directors and our Chairman and management;

•

consulting with the Chairman and management regarding concerns of our independent directors and matters discussed, decisions reached, or suggestions made, at executive sessions and separate meetings of independent directors;

•	consulting with the Chairman regarding the schedule, agenda, and information for Board meetings;

•	consulting with the Chairman with respect to consultants who may report directly to the Board;

•	consulting with the Chairman and management as to the quality, quantity, and timeliness of information provided to the Board by management;

•	convening meetings of our independent directors as necessary or appropriate;

•	being available, as appropriate, for communications with our shareholders; and

•	such other duties and authority as is described elsewhere in the Guidelines and as the Board may from time to time determine.

Additionally, as described below under the heading “Committees of our Board,” all matters pertaining to executive compensation and the selection of nominees for election as directors are subject to the review and recommendation of Board committees made up of independent directors, and our Corporate Governance Guidelines provide that:

•

all outside directors have full access to any member of management and to our and the Bank’s independent auditors and internal auditors for the purpose of understanding issues relating to our business;

•	our management will arrange for our outside advisors to be made available for discussions with the Board, a Board committee, our independent directors as a group, or individual directors; and

•

the Board, each Board committee, and our independent directors as a group, in each case by a majority vote, have the authority to retain independent advisors from time to time, at our expense, and separate and apart from our regular advisors.

Our Board believes that the provisions described above provide for a leadership structure that is appropriate for a company our size, without regard to whether our Chairman is an independent director.

Board’s Role in Risk Management

As is the case with other management functions, our executive management has primary responsibility for managing the risks we face. However, as a financial institution, our business involves financial risks that do not exist, or that are more extensive than the risks that exist, in some other types of businesses. We are subject to extensive regulation that requires us to assess and manage those risks, and during their periodic examinations our regulators assess how well we do that. As a result, our Board is actively involved in overseeing our enterprise risk management function.

Our Board administers its oversight function primarily through committees which may be established as separate or joint committees of our and/or the Bank’s Boards. Those Board committees include our Enterprise Risk Management Committee, Compensation Committee, Asset/Liability Committee, and Executive Committee, and the functions of those Committees are described below under the heading “COMMITTEES OF OUR BOARD.” Our Chief Executive Officer, Chief Financial Officer and other officers who oversee departments or divisions within our operations (including credit administration, asset/liability management, sales and services management, human resources, technology, enterprise risk management and internal audit) make reports directly to one or more of those Committees.

We have an Enterprise Risk Management Department which is headed by a Chief Enterprise Risk Officer whose responsibilities include supervision of the activities of our internal audit, compliance and credit quality review functions.

They, along with our General Auditor and Compliance Officer, make reports directly to the Enterprise Risk Management Committee. Our Chief Enterprise Risk Officer and our Chief Administrative Officer also work directly with our Compensation Committee in its periodic reviews of our and the Bank’s compensation plans to ensure continued oversight and mitigation of risk within our compensation practices and that (1) arrangements in which our senior executive officers participate do not encourage those officers to take unnecessary and excessive risks that threaten the value of our company, and (2) arrangements in which employees in general participate do not encourage the manipulation of our reported earnings to enhance the compensation of any employees.

We believe the Board’s involvement in our enterprise risk management processes results in Board committees that are more active than those of corporations that are not financial institutions or that are not regulated as extensively as financial institutions. We believe that affects our Board’s leadership structure by providing opportunities for non-employee directors to become more familiar with the Bank’s critical operations and more actively involved in the Board’s oversight role with respect to both enterprise risk management and other oversight functions.

Attendance by Directors at Meetings

Board of Director Meetings.    The Bank’s and our Boards of Directors meet jointly. During 2010, the Boards met 15 times, and each director attended 75% or more of the aggregate number of meetings of the Boards and of any committees on which he served.

Annual Meetings.    Attendance by our directors at Annual Meetings of our shareholders gives directors an opportunity to meet, talk with and hear the concerns of shareholders who attend those meetings, and it gives those shareholders access to our directors that they may not have at any other time during the year. Our Board of Directors recognizes that directors have their own business interests and are not our employees, and that it is not always possible for them to attend Annual Meetings. However, our Board’s policy is that attendance by directors at our Annual Meetings is beneficial to us and to our shareholders, and our directors are strongly encouraged to attend each Annual Meeting whenever possible. All ten of our then-current directors attended our last Annual Meeting which was held during April 2010.

Communications with Our Board

Our Board of Directors encourages our shareholders to communicate with it regarding their concerns and other matters related to our business, and the Board has established a process by which you may send written communications to the Board or to one or more individual directors. You may address and mail your communication to our Corporate Secretary at:

ECB Bancorp, Inc.

Attention: Corporate Secretary

Post Office Box 337

Engelhard, North Carolina 27824

You also may send them by email to ecbdirectors@myecb.com. You should indicate whether your communication is directed to the entire Board of Directors, to a particular committee of the Board or its Chairman, or to one or more individual directors. All communications will be reviewed by our Corporate Secretary and, with the exception of communications our Corporate Secretary considers to be unrelated to our or the Bank’s business, forwarded to the intended recipients. Copies of communications from a customer of the Bank relating to a deposit, loan or other financial relationship or transaction will be forwarded to the department or division that is most closely associated with the subject of the communication.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics which applies to our directors and executive officers, including our senior financial officers, and, among other things, is intended to promote:

•	honest and ethical conduct;

•	the ethical handling of actual or apparent conflicts of interests between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and other public communications we make;

•	compliance with governmental laws, rules and regulations;

•	prompt internal reporting of violations of the Code to the Board’s Enterprise Risk Management Committee; and

•	accountability for adherence to the Code.

A copy of the Code is posted on our Internet website at www.myecb.com. Illegal or unethical behavior, violations of the Code, or accounting or auditing concerns, may be reported, anonymously or otherwise, by mail addressed to the Chairman of our Enterprise Risk Management Committee or the Bank’s Chief Enterprise Risk Officer at:

The East Carolina Bank

Post Office Box 337

Engelhard, North Carolina 27824

COMMITTEES OF OUR BOARD

General

Among other committees, our Board of Directors has three independent, standing committees that assist the Board in oversight and governance matters. They are the Enterprise Risk Management Committee, the Nominations Committee, and the Compensation Committee. Each of those Committees operates under a written charter approved by our Board that sets out the Committee’s composition, authority, duties and responsibilities. We believe that each member of those Committees is an “independent director” as that term is defined by Nasdaq’s listing standards. Current copies of the charters of those Committees are posted on our Internet website at www.myecb.com. The Board also has an Executive Committee, of which a majority of the members are independent directors, and an Asset/Liability Committee which includes three independent directors and four of our executive officers. The current members of each Committee are listed in the following table, and the function of and other information about each Committee is described in the paragraphs below.

Enterprise Risk Management Committee	Nominations Committee	Compensation Committee
J. Bryant Kittrell III - Chairman	Gregory C. Gibbs - Chairman	George T. Davis, Jr. - Chairman
John F. Hughes, Jr.	George T. Davis, Jr.	J. Bryant Kittrell III
B. Martelle Marshall	J. Bryant Kittrell III	Gregory C. Gibbs
R. S. Spencer, Jr.	R. S. Spencer, Jr.	Joseph T. Lamb, Jr.
R. S. Spencer, Jr.

Asset/Liability Committee		Executive Committee
John F. Hughes - Chairman		A. Dwight Utz - Chairman
B. Martelle Marshall	Thomas M. Crowder	George T. Davis, Jr.
Michael D. Weeks	T. Olin Davis	Gregory C. Gibbs
James J. Burson	A. Dwight Utz	J. Bryant Kittrell III
R. S. Spencer, Jr.

Enterprise Risk Management Committee

Our Enterprise Risk Management Committee is a joint committee of the Bank’s and our Boards of Directors. Under its charter, the Committee functions as our audit committee and, among its other duties, is responsible for:

•	selecting our independent accountants and approving their compensation and the terms of their engagement;

•	approving services proposed to be provided by the independent accountants; and

•	monitoring and overseeing the quality and integrity of our accounting and financial reporting process and systems of internal controls.

The Committee reviews various reports from our independent accountants (including its annual report on our audited consolidated financial statements), reports we file under the Securities Exchange Act of 1934, and reports of examinations by our regulatory agencies, and it oversees our internal audit program. Also, as described above under the caption “Director Independence,” our Board has directed the Enterprise Risk Management Committee to monitor and make annual reports regarding the independence of our directors and, as described below under the heading “TRANSACTIONS WITH RELATED PERSONS,” the Board has directed the Committee to review and approve certain transactions, arrangements or relationships with the Bank in which one of our related persons has a material interest. The Committee met seven times during 2010.

Nominations Committee

Our Nominations Committee is a committee of our Board. Under its written charter, and among its other duties and responsibilities assigned from time to time by the Board, the Committee recommends candidates to the Board for selection as nominees for election as directors at our Annual Meetings and for appointment to fill vacancies on the Board. The Committee met twice during 2010.

The Committee’s charter and our Corporate Governance Guidelines provide for the Committee annually to recommend individuals who have personal and professional integrity, sound judgment, business acumen, and the time, ability and commitment to make a constructive and meaningful contribution to the Board, and who, with other members of the Board, will be effective in collectively serving the long-term interests of our shareholders. Candidates also must satisfy applicable requirements of state and federal banking regulators, and the Committee may develop other criteria or minimum qualifications for use in identifying and evaluating candidates. The Board makes all final decisions regarding nominations. In identifying candidates to be recommended to the Board of Directors from time to time, the Committee considers incumbent directors and candidates suggested by our management, other directors, and our shareholders. The Committee has not used the services of a third-party search firm. Shareholders who wish to recommend candidates to the Committee should send their recommendations in writing addressed as follows:

Nominations Committee

ECB Bancorp, Inc.

Attention: Corporate Secretary

Post Office Box 337

Engelhard, North Carolina 27824

Each recommendation should be accompanied by:

•

the full name, address and telephone number of the person making the recommendation, and a statement that the person making the recommendation is a shareholder of record (or, if the person is a beneficial owner of our shares but not a record holder, a statement from the record holder of the shares verifying the number of shares beneficially owned), and a statement as to whether the person making the recommendation has a good faith intention to continue to hold those shares through the date of our next Annual Meeting;

•

the full name, address and telephone number of the candidate being recommended, information regarding the candidate’s beneficial ownership of our stock and any business or personal relationship between the candidate and the person making the recommendation, and an explanation of the value or benefit that the person making the recommendation believes that the candidate would provide as a director;

•

a statement signed by the candidate that he or she is aware of and consents to being recommended to the Committee and will provide information that the Committee may request in connection with its evaluation of candidates;

•

a description of the candidate’s current principal occupation, business or professional experience, previous employment history, educational background, and any particular skills, experience, or areas of expertise;

•

information regarding any business or personal relationships between the candidate and any of our or the Bank’s customers, suppliers, vendors, competitors, directors or officers, affiliated companies, or other persons with any special interest regarding our company or our affiliated companies, and any transactions between the candidate and our company or any of our affiliated companies; and

•

any information in addition to the above regarding the candidate that would be required to be included in our proxy statement pursuant to the SEC’s Regulation 14A (including without limitation information regarding legal proceedings in which the candidate has been involved within the past ten years).

In order to be considered by the Committee in connection with its recommendations of candidates for selection as nominees for election as directors at an Annual Meeting, a shareholder’s recommendation must be received by the Committee not later than the 120th day prior to the first anniversary of the date that our proxy statement was first mailed to our shareholders in conjunction with our preceding year’s Annual Meeting. Recommendations submitted by shareholders other than in accordance with these procedures will not be considered by the Committee.

The Committee will evaluate candidates recommended by shareholders in a manner similar to its evaluation of other candidates. The Committee considers the overall composition of the Board in light of our current and future needs and will select candidates to be recommended to the Board of Directors each year based on its assessment of, among other things, (1) candidates’ business, professional, personal and educational background, skills, experience and expertise; (2) community leadership; (3) independence; (4) potential contributions to the Board that are unusual or unique; (5) knowledge of our company, the Bank, and their respective operations; (6) personal financial interest in our and the Bank’s long-term growth, stability, and success; (7) the performance and past and future contributions of our current directors, and the value of continuity and prior Board experience; (8) the existence of one or more vacancies on the Board; (9) the need for a director possessing particular attributes, skills, experience or expertise; (10) the role of directors in the Banks’ business development activities; (11) diversity; and (12) other factors that it considers relevant, including any specific qualifications the Board adopts from time to time.

The Committee and our Board recognize the benefits derived from a Board composed of individuals who bring different attributes, experiences, and perspectives to the Board’s deliberations. However, they do not consider diversity for the sake of diversity to be a basis for the nomination, election or appointment of a director, and they have not adopted any written or mandatory diversity policy or criteria that are applicable to the director nominations process. In evaluating and selecting prospective nominees, diversity is one of the multiple factors considered by the Committee and the Board. For these purposes, they consider diversity to encompass a variety of characteristics of candidates, including, by way of example, business and professional experience, academic background, geographic location within our banking markets, gender and race.

The Nominations Committee recommended to our Board of Directors that our current directors listed above under the caption “Nominees” whose terms are expiring at the Annual Meeting be nominated for re-election for new terms of office.

Compensation Committee

Our Compensation Committee is a joint committee of the Bank’s and our Boards of Directors. The Committee met 16 times during 2010.

Under its written charter, and in addition to other duties that may be assigned from time to time by the Boards, the Committee reviews and provides overall guidance to the Boards regarding our executive compensation and benefit programs and makes recommendations to the Boards regarding:

•	cash and other compensation paid or provided to our and the Bank’s Chief Executive Officer and other executive officers;

•	the adoption of new compensation or benefit plans, or changes in existing plans, under which compensation or benefits are or will be paid or provided to those persons; and

•	the administration of our 2008 Omnibus Equity Plan and the Bank’s annual incentive program.

The Committee, along with our Chief Enterprise Risk Officer, periodically reviews our and the Bank’s compensation plans to determine whether there are potential areas of risk that reasonably could be expected to have a material adverse effect on our business and financial results and to ensure continued oversight and mitigation of risk within our compensation practices. In particular, in connection with our participation in the U.S. Department of the Treasury’s TARP Capital Purchase Program, the Committee is required to meet with our Chief Enterprise Risk Officer each six months to review and discuss our compensation arrangements to ensure that arrangements in which our senior executive officers participate do not encourage those officers to take unnecessary and excessive risks that threaten the value of our company, and that arrangements in which employees in general participate do not encourage the manipulation of our reported earnings to enhance the compensation of any employees. It also reviews and makes recommendations to the Boards regarding amounts of compensation paid to our directors and, to the extent requested by the Boards, compensation paid (individually or in the aggregate) to other employees of the Bank.

In performing its duties, the Committee may, if it considers it appropriate, delegate any of its responsibilities to a subcommittee. However, any subcommittee must be composed entirely of independent directors. The Committee is authorized to conduct investigations, and to request and consider any information (from management or otherwise) that it believes is necessary, relevant or helpful in its deliberations and in making its recommendations. It may rely on information provided by management without further verification. However, under its charter, when the Committee takes an action, it should exercise independent judgment on an informed basis and in a manner it considers to be in the best interests of our shareholders. In reviewing and considering the recommendations it will make to the Boards regarding the compensation of our directors and executive officers, the Committee considers information provided by our Chief Executive Officer, including in the case of officers other than himself, information about those other officers’ individual performance and his recommendations as to their compensation. After receiving the Committee’s recommendations, the Boards or their joint Executive Committee make all final decisions regarding compensation matters.

The Committee may retain the services of outside counsel or consultants, at our or the Bank’s expense, and on terms (including fees) that it approves. During 2010, the Committee retained the services of Amalfi Consulting, Starting Point Companies, and Clark Consulting to provide executive and director compensation benchmarking and to review and advise the Committee with respect to various other executive and director compensation matters, including the Bank’s supplemental retirement arrangements with certain of the Bank’s officers and the Bank’s directors, and the structuring of proposed new compensation arrangements that may be adopted in the future. Other than in an advisory capacity as described above, neither Amalfi Consulting, Starting Point Companies, nor Clark Consulting had any role in the actual recommendations made by the Committee to the Boards, or in the Boards’ approval of amounts of executive or director compensation.

Asset/Liability Committee

During 2010, the Asset/Liability Committee functioned as a management committee and consisted of executive officers, although two independent directors served as ex officio members and participated regularly in Committee meetings. During 2011, the Committee has been reconstituted as a joint Committee of our and the Bank’s Boards of Directors made up of three independent directors and four executive officers (including our Chief Executive Officer, Chief Financial Officer, Chief Credit Officer, and Chief Revenue Officer). The goal of our asset/liability management process is to maximize our net interest income, while protecting against risks to the economic values of our assets and liabilities resulting from changes in interest rates. The Committee’s function is to assist the Board and executive management in managing our balance sheet, liquidity and interest rate sensitivity risk under varying economic environments in accordance with asset/liability policies and guidelines approved by the Board. We expect that the Committee will meet monthly.

Executive Committee

Our Executive Committee is a joint committee of our and the Bank’s Boards of Directors. Under our Bylaws, the Committee is authorized to exercise all the powers of the Boards in the management of our and the Bank’s affairs when the Boards are not in session, subject to the ability of the full Boards to limit the Committee’s authority. The Executive Committee met 23 times during 2010.

EXECUTIVE OFFICERS

We consider the Bank’s and our officers listed below to be our executive officers.

A. Dwight Utz, age 57, was elected to serve as our and the Bank’s President and Chief Executive Officer effective July 1, 2009. Prior to his employment with us, he served as Executive Vice President and Chief Retail Officer for MidSouth Bancorp, a bank holding company headquartered in Lafayette, Louisiana, from 2001 until 2009. Previously, he was employed from 1972 to 1995 by CCNB Bank N.A., Camp Hill, Pennsylvania, where he held senior management positions and last served as Senior Vice President/Regional Market Executive. From 1995 to 2000 he was employed as a corporate Vice President of PNC Financial Services Group, Inc., Pittsburgh, Pennsylvania. Mr. Utz has a total of 39 years of banking experience.

Thomas M. Crowder, age 54, was employed as our and the Bank’s Executive Vice President and Chief Financial Officer effective on February 8, 2010. Previously, he served as managing partner with Ascential Equity LLC, an investment management company located in Richmond, Virginia, where he had been employed since 2007. From 2003 until 2007, he served as Executive Vice President and Chief Financial Officer of Trans Community Financial Corporation, a community bank holding company headquartered in Glen Allen, Virginia. Mr. Crowder began his banking career in 1978 as a banking officer and branch manager with Wachovia Bank and Trust Company in Raleigh, North Carolina. In 1983, he joined Sovran Bank as a Vice President and brokerage manager and later served as Vice President of Sovran Capital Management in Richmond, Virginia. In 1986, Mr. Crowder was named President of Crestar Securities Corporation (the broker-dealer subsidiary of Crestar Financial Corp, a regional bank holding company), followed by a position as Executive Vice President of the Guilford Company (a private financial services company). He has a total of 33 years of banking and financial experience.

James J. Burson, age 49, has served as our and the Bank’s Executive Vice President and Chief Revenue Officer since November 2, 2009. Prior to his employment with us, he was a principal in Diamond Management & Technology Consultants, Inc., Chicago, Illinois, a bank consulting firm, from 2006 to 2009. From 2005 to 2006, Mr. Burson served as a senior bank strategist for BancIntelligence, Atlanta, Georgia, a bank consulting and decision support software firm. From 1997 to 2005, he served as Senior Vice President for MarkeTech Systems/MapInfo, Raleigh, North Carolina, a bank consulting and decision support software firm. Previously, he was employed by PNC Financial Corporation, Pittsburgh, Pennsylvania, from 1993 to 1997 where he was in charge of strategic planning, sales management, distribution planning, merger integration and direct bank marketing, and by Andersen Consulting from 1989 to 1993 as a banking strategy and operations improvement consultant. He began his banking career with LaSalle National Bank, Chicago, Illinois, where he was employed for five years. Mr. Burson has a total of 26 years of banking experience.

T. Olin Davis, age 55, was elected to serve as our and the Bank’s Executive Vice President and Chief Credit Officer effective during April 2010. He previously had served as Senior Vice President and Chief Credit Officer since January 2007, and as Senior Vice President and Credit Policy Officer since September 2006. He was employed by the Bank from September 1993 until May 2006 during which time he last served as Senior Vice President, and Outer Banks Regional Manager. He was employed by First Carolina State Bank, Rocky Mount, North Carolina, as Chief Credit Officer from May 2006 until he rejoined the Bank. He has a total of 33 years of banking experience.

J. Dorson White, Jr., age 60, serves as our and the Bank’s Executive Vice President (since 1998) and Chief Operating Officer (since 2002), and has been employed by the Bank since 1989. Previously, he was employed by Branch Banking & Trust Co. and Wachovia Bank from 1973 until 1989. He has a total of 38 years of banking experience.

Lorie Y. Runion, age 59, was elected to serve as our and the Bank’s Senior Vice President and Chief Administrative Officer effective during January 2011, and she previously had served as the Bank’s Senior Vice President and Chief Administrative Officer since she was first employed during December 2009. Prior to her employment with the Bank, she served from 2005 until 2009 as Vice President of Beach First National Bank, Myrtle Beach, South Carolina, with responsibilities in the areas of human resources and sales management; and, from 2002 until 2005, she was President of MarketPlace Strategies, a bank consulting firm also located in Myrtle Beach, South Carolina. From 1998 until 2001, she served as Executive Vice President of First National Bank of Pennsylvania, Hermitage, Pennsylvania, with responsibilities in the areas of strategic planning, marketing, human resources, branch operations, and special projects; and, from 1982 until 1998, she was employed by Drovers Bank, York, Pennsylvania, where she last served as Senior Vice President – Marketing and Human Resources. From 1978 until 1982, Ms. Runion served as a Human Resources Officer with Southern Pennsylvania Bank, also in York, Pennsylvania. She has a total of 32 years of banking experience.

William S. Sampson, age 33, was first employed by the Bank during January 2010 as Vice President and Chief Information Officer, and he was elected to serve as our and the Bank’s Senior Vice President and Chief Information Officer effective during January 2011. He previously served as Senior Vice President and Chief Information Officer of Gateway Bank & Trust Company, Elizabeth City, North Carolina, from 2003 until 2010. He served in the United States Marine Corps from 1999 to 2003.

EXECUTIVE COMPENSATION

Summary

The following table shows the cash and certain other compensation paid or provided to or deferred by our named executive officers for 2010 and 2009. Our executive officers are compensated by the Bank for their services as its officers, and they receive no separate salaries or other cash compensation from us for their services as our officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (4)	Bonus	Stock Awards (5)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation (6)	Total
A. Dwight Utz (1) President and Chief Executive Officer	2010	$278,575	$-0-	$-0-	$-0-	$-0-	$33,337	$311,912

	2009	140,246	-0-	24,525	-0-	-0-	28,051	192,822

Thomas M. Crowder (2) Executive Vice President and Chief Financial Officer	2010	162,131	-0-	-0-	-0-	-0-	59,718	221,849

James J. Burson (3) Executive Vice President and Chief Revenue Officer	2010	185,417	-0-	-0-	-0-	-0-	18,674	204,091

(1)	Mr. Utz was first employed during June 2009 and was elected as President and Chief Executive Officer effective on July 1, 2009. He is a member of our Board of Directors, but he receives no additional compensation for his service as a director.
(2)	Mr. Crowder was first employed during February 2010.
(3)	Mr. Burson was first employed during November 2009.
(4)	Each officer’s salary for each year includes the amount deferred at his election under our Section 401(k) plan. The Bank’s matching contributions on behalf of each officer under our Section 401(k) plan are included in the “All Other Compensation” column.
(5)	Reflects the aggregate grant date fair value, as computed under FASB ASC Topic 781, of restricted stock awards granted during each year. Grant date fair values of restricted stock awards are calculated based on the fair market value of the underlying shares at the time the award was granted.
(6)	The following table describes each officer’s “Other Compensation” for 2010.

Description	Mr. Utz	Mr. Crowder	Mr. Burson
The Bank’s matching contributions for the officers’ accounts under our Section 401(k) plan	$14,740	$2,510	$8,214
Estimates of our incremental costs related to personal benefits (a)	18,597	57,858	10,460

Total	$33,337	$59,718	$18,674

(a)

From time to time our executive officers may receive, or we may treat them as having received, various personal benefits. During 2010, the personal benefits included: for Mr. Utz – personal use of a Bank-owned vehicle, payment of civic club dues, and the Bank’s payment of or reimbursement to him for premiums on a long-term care insurance policy covering him and his spouse and relocation expenses related to acquiring permanent housing; for Mr. Crowder – personal use of a Bank-owned vehicle, and a one-time advance from the Bank for relocation expenses; for Mr. Burson – personal use of a Bank-owned vehicle and reimbursement for temporary housing expenses. The reimbursements or advances for relocation and temporary house expenses were provided to the officers pursuant to their agreements with the Bank described below under the caption “Employment and Severance Agreements.” We also provide our officers with group life, health, medical and other insurance coverages that are generally available on the same terms to all salaried employees, and the cost of that insurance is not included in the table.

Employment and Severance Agreements

Our and the Bank’s President and Chief Executive Officer, A. Dwight Utz, is employed by the Bank under an employment agreement. Although they do not have employment agreements, when Thomas M. Crowder, our and the Bank’s Chief Financial Officer, and James J. Burson, our and the Bank’s Chief Revenue Officer, were first employed, the Bank entered into a severance and change in control agreement with each of them. Under those agreements, the Bank agreed to provide them with specified benefits and to make payments to them if their employment is terminated involuntarily without cause before stated dates, or terminates under specified circumstances following a change in control. The Bank’s agreements with those three officers are described below.

Mr. Utz.    Under Mr. Utz’s employment agreement, the Bank agreed to:

•	employ him for a “rolling” term of three years that, at the end of each year, will be extended by one additional year unless the Bank gives notice that the agreement will no longer be extended;

•

pay him annual base salary (originally $245,000, which the Bank agreed to increase to $259,000 after six months of employment on January 1, 2010) which is subject to annual review and periodic increase by the Bank’s Board;

•

provide him with personal use of a Bank-owned vehicle, reimbursement for reasonable travel and other business-related expenses, and other benefits generally available to the Bank’s employees, and pay premiums for a long-term care insurance policy covering him and his spouse; and

•

subject to restrictions under applicable U.S. Department of Treasury’s TARP Capital Purchase Program Rules (the “CPP Rules”), provide for his participation in bonus or incentive plans and other benefits made available by the Bank to its executive officers.

We joined as a party to the agreement to provide that, for so long as Mr. Utz is employed by and serves as President and Chief Executive Officer of the Bank, he also will serve as our President and Chief Executive Officer.

Subject to restrictions on severance payments under the CPP Rules, if Mr. Utz’s employment is terminated by the Bank without “cause” (as defined in the agreement), the Bank will be obligated to continue to pay his base salary for the then-current remaining term of the agreement (without any further extensions).

If at the effective time of, or any time within 18 months following, a “Change in Control,” as defined in the agreement:

•	the Bank or its successor terminates Mr. Utz’s employment without cause, or

•	a “Termination Event” (as described below) occurs and, subject to specified notice and cure procedures, he terminates his own employment,

then, in lieu of other termination payments provided for in the agreement, and subject to restrictions on severance payments under the CPP Rules, the Bank will be obligated to pay him, in 36 equal monthly payments, an aggregate amount equal to 2.99 times his “base amount” as defined in Section 280G of the Internal Revenue Code. In addition, if Mr. Utz chooses to purchase continued health insurance coverage under the Bank’s plan pursuant to COBRA, the Bank will reimburse him for the cost of that coverage for 18 months or, if less, the maximum period during which it is available to him under the law, but not longer than the then-current remaining term of the agreement (without any further extensions).

A “Termination Event” will occur under Mr. Utz’s agreement if, after a Change in Control, and without Mr, Utz’s consent:

•	his base salary is materially reduced;

•

the agreement is breached as a result of his employee insurance, retirement or similar benefits being materially reduced in their level, scope or coverage, or eliminated, without being replaced with substantially similar plans or benefits, unless that action applies proportionately to all participating salaried employees of the Bank;

•	he is transferred to a job location more than 75 miles from his previous location; or

•

his duties are materially reduced such that, if we or the Bank continue to exist as a separate entity, he no longer serves in his previous position or, if we or the Bank do not continue to exist as a separate entity, he does not serve as an executive officer of our successor or report directly to the successor’s Chairman, President or Chief Executive Officer.

If the Compensation Committee of the Bank’s Board of Directors reasonably believes that any payment to be made to Mr. Utz under the Agreement on account of a Change in Control, whether separately or in combination with other payments pursuant to any other agreements or arrangements, would be a “parachute payment,” as that term is defined in Section 280G of the Internal Revenue Code, without regard to Section 280G(e) of the Code, then the Bank may modify or reduce any such payments to the extent which the Committee in good faith deems to be necessary to avoid the imposition of excise taxes on Mr. Utz and the disallowance of a deduction to the Bank under Section 280G.

In consideration of the Bank’s agreements, Mr. Utz agreed that for the 24-month period following any termination of his employment, or any longer period for which the agreement obligates the Bank for continued payments of his base salary, he may not compete with the Bank in Hyde County, North Carolina, the counties contiguous thereto, or the area within a 25 mile radius of any office maintained by the Bank.

The agreement provides that Mr. Utz will serve as a member of our and the Bank’s Boards of Directors and that, subject to his continued satisfaction of eligibility requirements for service as a director, at the end of each term of office our Board of Directors will nominate Mr. Utz for re-election by our shareholders for a new term. Following his nomination at the end of each term, his service as a director will be subject to his election by a vote of our shareholders. Mr. Utz has agreed that, if his employment with the Bank or service as our or the Bank’s President and Chief Executive Officer terminates for any reason, his service as a director also will terminate.

Separate from Mr. Utz’s employment agreement, in connection with his employment during 2009 we also agreed to reimburse him for out-of-pocket moving and other relocation expenses actually incurred in connection with moving his residence to and securing new housing in his new location (including packing, transportation and relocation expenses; temporary living expenses for up to 90 days, temporary storage expenses for up to 180 days; closing costs on the sale of his current home and purchase of a new home; up to six airfares between Louisiana and North Carolina; and up to $20,000 in other relocation expenses).

Mr. Crowder and Mr. Burson.    Under the severance and change in control agreements with Messrs. Crowder and Burson, the Bank may terminate the officers’ employment at any time and for any reason. However, subject to restrictions on severance payments under the CPP Rules, if, before a specified date (February 8, 2012 for Mr. Crowder, and November 2, 2012 for Mr. Burson) (the “Severance Periods”), the Bank terminates one of the officers’ employment without cause, other than as a result of a disability, or following a “change in control” as discussed below, the Bank must pay him a lump-sum amount equal to his then-current base salary for six months. In the case of Mr. Burson’s agreement, on November 2, 2012, and on the same date each succeeding year, the Severance Period will be extended for one additional year unless the Bank gives at least six months’ advance notice that the Severance Period will no longer be extended.

Each of the two severance agreements contain provisions similar to those in Mr. Utz’s employment agreement described above to the effect that if at the effective time of, or any time within 12 months following, a “Change in Control,” as defined in the agreements:

•	the Bank or its successor terminates the officer’s employment without cause, or

•	a “Termination Event” (which is defined to include the same events as in Mr. Utz’s agreement) occurs and, subject to specified notice and cure procedures, the officer terminates his own employment,

then, in lieu of other termination payments provided for in the agreement, and subject to restrictions on severance payments under the CPP Rules, the Bank will be obligated to pay him, in 18 equal monthly payments, an aggregate amount equal to 1.50 times his “base amount” as defined in Section 280G of the Internal Revenue Code. In addition, if the officer chooses to purchase continued health insurance coverage under the Bank’s plan pursuant to COBRA, the Bank will reimburse him for the cost of that coverage for 18 months or, if less, the maximum period during which it is available to him under the law.

If the Compensation Committee of the Bank’s Board of Directors reasonably believes that any payment to be made to Mr. Crowder or Mr. Burson under his agreement on account of a Change in Control, whether separately or in combination with other payments pursuant to any other agreements or arrangements, would be a “parachute payment,” as that term is defined in Section 280G of the Internal Revenue Code, without regard to Section 280G(e) of the Code, then the Bank may modify or reduce any such payments to the extent which the Committee in good faith deems to be necessary to avoid the imposition of excise taxes on the officer and the disallowance of a deduction to the Bank under Section 280G.

As an inducement to their employment with the Bank, the agreements also provide for the Bank to reimburse the officers for, or advance funds to them to pay, various expenses associated with the relocation of their principal residences, including moving expenses, travel expenses, temporary living expenses, and expenses incurred in selling their previous residences, and securing new housing in their new location. Under Mr. Crowder’s agreement, during 2010 the Bank made a one-time advance of $51,000 to him for those expenses. Under Mr. Burson’s agreement, the Bank originally agreed to pay or reimburse him for commissions paid on the sale of his previous residence (up to 6% of the sales price), moving expenses actually paid before November 2, 2011 (not to exceed the lesser of $10,000 or the average of three independent estimates of those expenses, plus $2,000), and a lump sum payment of $12,000 for temporary living expenses. However, those provisions of his agreement were amended during January 2011 to provide for the Bank to make a one-time advance of $50,000 to Mr. Burson during 2011 to pay all relocation expenses.

Under Mr. Crowder’s agreement and Mr. Burson’s amended agreement, if the officer’s employment terminates before a stated date (February 8, 2013 for Mr. Crowder, and January 4, 2013 for Mr. Burson), other than as a result of his death or involuntary termination without cause, he will be obligated to repay a portion of the amount advanced to him under his agreement for relocation expenses, with interest.

Potential Payments Upon Termination of Employment or a Change in Control

The employment and severance agreements and arrangements described above provide for Messrs. Utz, Crowder and Burson to receive payments and benefits from the Bank if their employment terminates under various circumstances. However, we are a participant in the U.S. Department of the Treasury’s (“Treasury”) TARP Capital Purchase Program (the “CPP”) and, under the CPP Rules adopted by Treasury under the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, that apply to CPP participants, we and the Bank are prohibited from paying severance, “golden parachute,” and other such payments to any of our senior executive officers, or to certain of our other employees, in connection with any termination of their employment for any reason, other than payments relating to services already performed or benefits already accrued. As a result, notwithstanding the terms of those agreements, no severance or golden parachute payments could have been made to any of the three officers under their agreements if their employment had terminated on December 31, 2010.

In order to comply with the CPP Rules, the named executive officers have agreed that our Board of Directors or Compensation Committee may unilaterally, and without the officer’s consent, modify their compensation agreements or arrangements (including by reducing or eliminating severance benefits) to the extent the Board, in its judgment, considers necessary to comply with the CPP Rules and guidance governing compensation paid by CPP participants.

After our participation in the CPP has ended, the CPP Rules no longer will prohibit payments under these agreements and arrangements. The table below lists estimates of aggregate payments and benefits that otherwise would have been paid or provided to Messrs. Utz, Crowder and Burson under their agreements if their employment had terminated under various circumstances on December 31, 2010, and if on that date we had not been subject to the CPP Rules.

Type of Termination Event and Description of Payment or Benefit	A. Dwight Utz		Thomas M. Crowder		James J. Burson
Voluntary Termination (Other than After a Change in Control)	$-0-		$-0-		$-0-

Involuntary Termination Without Cause (Other than After a Change in Control):
Aggregate cash payments	762,500	(1)	100,000	(2)	100,000	(2)

Involuntary Termination Without Cause, or Voluntary Termination as a Result of a Termination Event, After a Change in Control:
Aggregate cash payments	774,599	(3)	246,685	(4)	256,843	(4)

Continued insurance coverage	7,353	(5)	7,353	(5)	7,353	(5)

(1)	Reflects the aggregate amount of monthly payments at his base salary rate in effect on December 31, 2010, that would be paid to Mr. Utz during the then-current 30-month remaining term of his employment agreement.
(2)	Reflects lump-sum payment of an amount equal to the officer’s base salary for six months at his base salary rate in effect on December 31, 2010.
(3)	Reflects an amount equal to 2.99 times Mr. Utz’s “base amount” as defined in Section 280G of the Internal Revenue Code that would be paid to him in 36 equal monthly payments.
(4)	Reflects an amount equal to 1.50 times each officer’s “base amount” as defined in Section 280G of the Internal Revenue Code that would be paid to him in 18 equal monthly payments.
(5)	Reflects our estimate of the aggregate cost (discounted to present value) of continued medical insurance coverage for 18 months under COBRA. The amount has been calculated under FAS 106 based on the same actuarial assumptions as would be used for financial statement purposes under generally accepted accounting principles.

Plan-Based Awards

We have two compensation plans under which awards have been granted, or from time to time in the future may be granted, to our executive officers, including our:

•

Omnibus Stock Ownership and Long Term Incentive Plan (the “Old Plan”) which expired on January 21, 2008, but under which stock options and restricted stock awards remain outstanding that were granted prior to that date; and

•

2008 Omnibus Equity Plan (the “New Plan”) which was approved by our shareholders at our 2008 Annual Meeting to replace the Old Plan and under which options, restricted stock awards and performance share awards may be granted in the future.

When the Old Plan expired, 52,831 shares remained available for the grant of new awards. No new awards may be granted under the Old Plan following its expiration, but outstanding awards granted under the Old Plan prior to its expiration remain in effect and are subject to its terms. The New Plan authorizes the issuance of up to 200,000 shares of our common stock in connection with awards granted under its terms.

In past years, we also have maintained an annual incentive award plan under which executive officers and other employees chosen to participate could receive additional cash compensation, or “bonuses,” each year based on the extent to which we achieved goals set by our Board of Directors for the year with respect to various measures of corporate performance, including return on average equity, return on average assets, and the ratio of our operating expenses to average assets. For 2008 and 2007, performance goals set by the Board were not met and, as a result, no cash awards were paid under the incentive plan for those years. Our Compensation Committee suspended the incentive plan for 2009 and

2010. As a result, the incentive plan was not in effect, no performance goals were set, and no awards have been or will be made, for 2010.

Stock Options, Restricted Stock Awards and Performance Share Awards.    A stock option gives the officer to whom it is granted the right to buy shares of our common stock during a stated period of time (ordinarily ten years) at a fixed price per share equal to the fair market value of our stock on the date the option is granted. Options usually “vest,” or become exercisable, at intervals as to portions of the shares they cover based on a vesting schedule. They generally terminate immediately on the date of, or after a stated number of days following, the termination of an officer’s employment. Options may be granted as “incentive stock options” that qualify for special tax treatment under the Internal Revenue Code, or they may be “non-qualified stock options” that do not qualify for that special tax treatment. All outstanding options we granted under the Old Plan were incentive stock options, and we expect that any options granted in the future under the New Plan also will be incentive stock options.

Restricted stock awards are conditional grants of shares of our common stock to officers subject to specified restrictions that expire over time as to all or portions of the shares. When an award is granted, the shares are issued and the officer begins to receive cash dividends on the shares (at the same rate and on the same basis as our other shareholders) during the restriction period. However, the shares may not be sold or transferred until the restriction period ends. In most cases the shares become “vested” over time and, if the officer’s employment terminates for any reason prior to the end of the restriction period, he forfeits all unvested shares. As the restrictions expire, the shares become “vested” and are released to the officer. However, during 2009, in connection with Mr. Utz’s employment as our new Chief Executive Officer, we granted an award to him under which the shares were immediately vested but cannot be transferred until we no longer are a participant in the U.S. Department of the Treasury’s TARP Capital Purchase Program.

In addition to stock options and restricted stock awards, the Old Plan authorized the grant of other types of awards, including long-term incentive compensation awards (cash awards that would be earned based on our performance measured against set goals over a period of two or more years) and stock appreciation rights. However, we never granted any such other awards. The New Plan authorizes the grant of performance share awards which are awards of shares of our common stock that may be earned based on performance objectives or criteria specified at the time the awards are granted. Like restricted stock awards, performance shares would be granted subject to conditions that must be satisfied before the employee will own the shares outright. However, performance shares would be earned only to the extent that performance criteria are met by the end of a measurement period, while restricted stock awards usually are granted subject only to the condition of continued employment or a restriction on transferability for some period of time. Also, performance shares would not actually be issued until the end of the measurement period during which the performance criteria must be met, while restricted shares are issued at the time awards are granted and become unrestricted at the end of the restriction period. We have not yet granted any performance share awards under the New Plan.

The exercise prices of stock options, and the vesting schedules of options and restricted stock awards, are determined by our Board, based on the recommendation of the Compensation Committee, at the time they are granted. The Committee usually considers the grant of awards at the beginning of each year, but grants have not been timed in relation to earnings releases or other company news.

The Committee has used its own judgment in determining the levels of awards that it considers to be reasonable and that will help us achieve the goals of our incentive program. In the past there have been no specific measures or criteria on which the Committee has determined the amounts of stock options or stock awards that have been granted to our executive officers.

Award Grants, Exercises and Vesting During 2010.    During 2010, no plan-based awards were granted to either of Messrs. Utz, Crowder or Burson or any other officers, and none of the three named executive officers exercised any stock options or held any stock options or restricted stock awards that became vested.

Outstanding Stock Options and Restricted Stock Awards.    Neither of Messrs. Utz, Crowder nor Burson held any unexercised stock options nor any unvested restricted stock awards on December 31, 2010. However, when he was first employed as our Chief Executive Officer during 2009, a stock award covering 1,500 shares was granted to Mr. Utz which was fully vested when granted but which remains subject to the restriction that he may not sell or transfer any of the shares until such time as we have redeemed all shares of our preferred stock issued to the U. S. Department of the Treasury under the TARP Capital Purchase Program.

DIRECTOR COMPENSATION

Directors’ Fees

Our non-employee directors serve and are compensated as directors of the Bank. Our and the Bank’s Boards meet jointly, and directors do not receive any additional compensation for their services as our directors unless our Board meets separately or they serve on a separate committee of our Board. The following table describes the standard schedule of fees paid to our and the Bank’s outside directors for 2010.

Description	Amount
Monthly retainer	$500
Additional annual retainer paid to the Chairman	5,000
Per diem fee for attendance at meetings of our and/or the Bank’s Boards	750
Per diem fee for attendance at Executive Committee meetings	650
Per diem fee for attendance at other committee meetings	600
Additional per diem fee for attendance at Enterprise Risk Management Committee meetings by the committee Chairman	250

We maintain a deferred compensation arrangement under which directors may elect each year, in advance, to defer receipt of up to 100% of their fees. If a director elects to participate, we pay the deferred amounts to an independent trustee that credits them to a deferral account for each director. We do not make any contributions to, or pay any interest or other amount or guarantee any rate of return on, the directors’ accounts. The trustee invests amounts credited to the directors’ accounts, as they direct, into any one or a combination of investment funds available under the arrangement which are similar to those available to our officers and employees for the investment of their account balances under our Section 401(k) plan. None of our directors deferred any part of their directors’ fees under that arrangement for 2010.

Director Retirement and Death Benefits

The Bank has separate supplemental retirement plan agreements with each of our current directors under which, following a director’s retirement from service following an agreed upon age, the Bank will make monthly payments to him until his death in amounts provided for in his agreement. The amounts of payments to be made to a director during an initial benefit period that varies for each director are specified in his agreement. After the director’s initial period, his payments will increase or decrease based on a formula that includes a comparison of (1) the Bank’s return on life insurance policies it has purchased to cover its costs associated with his benefits, to (2) the Bank’s opportunity costs associated with premiums it paid on those policies and any benefits paid to the director under his agreement. Reduced annual benefits are payable in the event a director’s service terminates prior to his specified retirement age. However, if a director’s service is terminated as a result of disability, or for any reason following a change in control of the Bank, he will retain the right to full benefits under his agreement. All benefits are forfeited if a director’s service is terminated for cause.

As described above, the Bank has purchased life insurance policies on the lives of our eight current non-employee directors, and has entered into an Endorsement Split-Dollar Agreement with each of them. The policies are owned by the Bank. Under the agreements, upon a director’s death, a portion (from 0% to 80%) of the “net death proceeds” of that director’s policy will be paid to his beneficiary. The net death proceeds of a policy will equal the total death benefit payable under the policy minus the cash surrender value of the policy. The actual percentage is determined based on whether the director remains a director or is retired at the time of death and, if no longer serving as a director for reasons other than retirement or disability, the director’s length of service. The Bank will receive the remainder of the death benefits, including the full cash surrender value of the policy, which we expect will reimburse the Bank in full for its life insurance investment. During 2002, the Bank made one-time premium payments on the policies as follows: Mr. Davis - $200,000; Mr. Gibbs - $100,000; Mr. Hughes - $100,000; Mr. Kittrell - $100,000; Mr. Lamb - $200,000; Mr. Marshall - $100,000; and Mr. Spencer - $200,000. During 2006, the Bank made a one-time premium payment of $100,000 on policies covering Mr. Weeks.

In addition to the above benefits, the Board has approved an arrangement under which a director who retires from the Board after age 70 or with ten years of service as a director will be paid $500 per month for 36 months following his retirement.

Director Compensation for 2010

The following table summarizes the compensation paid or provided to our non-employee directors for 2010.

2010 DIRECTOR COMPENSATION

Name (1)	Fees Earned or Paid in Cash	All Other Compensation		Total
George T. Davis, Jr.	$42,250	$-0-		$42,250
Gregory C. Gibbs	42,250	-0-		42,250
John F. Hughes, Jr.	27,900	-0-		27,900
Arthur H. Keeney III (2)	3,750	4,000	(3)	7,750
J. Bryant Kittrell III	48,800	-0-		48,800
Joseph T. Lamb, Jr.	26,100	-0-		26,100
B. Martelle Marshall	20,700	-0-		20,700
R. S. Spencer, Jr.	51,450	-0-		51,450
Michael D. Weeks	23,700	-0-		23,700

(1)	A. Dwight Utz is not listed in the table. He serves as a director but is compensated as an officer and employee of the Bank and does not receive any separate compensation for his service as a director.
(2)	Mr. Keeney retired from the Board effective April 20, 2010.
(3)	Reflects payments of $500 per month for eight months received by Mr. Keeney during 2010 following his retirement from the Board pursuant to the standard arrangement for retired directors described above. During 2010, he also received retirement benefits totaling $82,780 relating to his prior service as an executive officer under an executive retirement plan agreement with the Bank.

TRANSACTIONS WITH RELATED PERSONS

Our Policy

Our Board of Directors has adopted a written policy under which our Enterprise Risk Management Committee reviews and approves certain transactions, arrangements or relationships in which the Bank is a participant and in which any of our “related persons” has a material interest. Our related persons include our directors, nominees for election as directors, executive officers, beneficial owners of more than 5% of a class of our common stock, and members of the immediate family of one of those persons.

Except as described below, the policy covers:

•

any transactions, arrangements or relationships, or series of transactions, arrangements or relationships, that are required to be disclosed in our proxy statement under rules of the Securities and Exchange Commission (in general, those in which the dollar amount involved exceeds or will exceed an aggregate of $120,000, including all periodic payments); and

•

any other transactions, arrangements or relationships in which the dollar amount involved exceeds or will exceed an aggregate of $5,000 (including all periodic payments) and that would fall in the first category above except for their amount being less than the $120,000 dollar threshold specified above.

The transactions covered by the policy generally include loans, but the policy does not cover loans made by the Bank in the ordinary course of its business that are subject to banking regulations related to “insider loans” and that are required to be approved by a majority of the Bank’s Board of Directors. The policy also does not cover the provision of services by the Bank as a depository of funds or similar banking or financial services in the ordinary course of its business, or compensation paid to our executive officers that has been reviewed and approved, or recommended to our Board of Directors for approval, by our Compensation Committee.

In its review of related person transactions, the policy provides that the Committee should exercise independent judgment and should not approve any proposed transaction unless and until it has concluded to its satisfaction that the transaction:

•	has been or will be agreed to or engaged in on an arm’s-length basis;

•	is to be made on terms that are fair and reasonable to us; and

•	is in our best interests.

Related Person Transactions During 2010

There were no transactions with our related persons during 2010 that were required to be approved by our Enterprise Risk Management Committee. The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with certain of our current directors, nominees for director, executive officers, and our other related persons. Except as described below, all loans included in those transactions during 2010 were made in the ordinary course of the Bank’s business on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time those loans were made for comparable transactions with other persons, and those loans did not involve more than the normal risk of collectibility or present other unfavorable features.

The Bank has two outstanding loans to a business entity that is co-owned by our director, John F. Hughes, Jr., and a family member but in which Mr. Hughes is a passive investor. The loans have a current aggregate unpaid balance of approximately $499,000 and are secured by two buildings consisting of office and warehouse rental space. Mr. Hughes has personally guaranteed repayment of the loans. During 2010, the loans were paid monthly in accordance with their terms and were not classified as non-accrual, past due or potential problems. However, during November 2010, due to a reduction in rental income resulting from a loss of tenants, the borrower requested and the Bank agreed to modify the terms of the loans to provide for payment of interest only for a period of twelve months. As a result of that change in terms, at year-end the Bank accounted for the loans as being “restructured.” Since that time, the borrower has paid all principal that otherwise would have been paid on the loans since November under their original terms, and the repayment schedules of both loans have been restored to their original monthly payment terms. As a result, the loans no longer are treated as restructured and are not otherwise adversely classified.

The second loan relationship involves two loans totaling approximately $296,000 (one of which is secured by 335 acres of farm land, and one of which is unsecured), and a line of credit with an outstanding balance of approximately $997,000 (secured by 817 acres of farm land), to our director, Gregory C. Gibbs, or to entities owned by him. These credits have not been classified as non-accrual, past due or potential problems, but, because the intended source of repayment is sales of real estate, the Bank placed the loans on its “watch list” at year end as a result of adverse conditions in the real estate market. Mr. Gibbs has informed us that he has obtained a written commitment from another bank, subject to customary conditions, to refinance his indebtedness to the Bank under the line of credit, and that the refinancing will repay the line of credit in full. He also has informed us that he currently is negotiating a sale of the property that secures one of the other two loans, the proceeds of which sale would fully repay both of the other loans.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

Principal Shareholders

The following table lists persons who we believe owned, beneficially or of record, 5% or more of our outstanding shares on the Record Date for the Annual Meeting.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class
Estate of Anna Mae H. Gibbs PO Box 277, Swan Quarter, NC 27885	377,378	(1)	13.24%

Gregory C. Gibbs PO Box 402, Engelhard, NC 27824	383,256	(2)	13.45%

Regina A. Gibbs PO Box 578, Engelhard, NC 27824	447,868	(3)	15.72%

Charles G. Gibbs, Jr. PO Box 474, Engelhard, NC 27824	453,176	(4)	15.90%

(1)	Gregory C. Gibbs, Regina A. Gibbs and Charles G. Gibbs, Jr., serve as co-executors of the Estate of Anna Mae H. Gibbs, and the listed shares also are included in the shares listed as beneficially owned by each of them individually. The estate has pledged 377,378 shares to another bank as security for loans.
(2)	Mr. Gibbs may be considered to have shared voting and investment power with respect to 377,628 of the listed shares, including 377,378 shares held by the Estate of Anna Mae H. Gibbs for which he serves as co-executor. Those shares also are included in the shares listed for the Estate and for each of Regina A. Gibbs and Charles G. Gibbs, Jr.
(3)	Ms. Gibbs may be considered to have shared voting and investment power with respect to 447,130 of the listed shares, including 377,378 shares held by the Estate of Anna Mae H. Gibbs for which she serves as co-executor (which also are included in the shares listed for the Estate and for each of Gregory C. Gibbs and Charles G. Gibbs, Jr.) and 69,752 shares held by a family trust for which she serves as co-trustee (which also are included in the shares listed for Charles G. Gibbs, Jr.).
(4)	Mr. Gibbs may be considered to have shared voting and investment power with respect to 447,130 of the listed shares, including 377,378 shares held by the Estate of Anna Mae H. Gibbs for which he serves as co-executor (which also are included in the shares listed for the Estate and for Gregory C. Gibbs and Regina A. Gibbs) and 69,752 shares held by a family trust for which he serves as co-trustee (which also are included in the shares listed for Regina A. Gibbs).

Directors and Executive Officers

The following table describes the beneficial ownership of our common stock on the Record Date for the Annual Meeting by our current directors, nominees for election as directors, and certain named executive officers, individually, and by all of our current directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
James J. Burson	1,000		0.04%
Thomas M. Crowder	800		0.03%
George T. Davis, Jr.	121,114	(3)	4.25%
Gregory C. Gibbs	383,256	(4)	13.45%
John F. Hughes, Jr.	3,600		0.13%
J. Bryant Kittrell III	7,000		0.25%
Joseph T. Lamb, Jr.	61,000		2.14%
B. Martelle Marshall	2,277		0.08%
R. S. Spencer, Jr.	22,600		0.79%
A. Dwight Utz	3,254		0.11%
Michael D. Weeks	400		0.01%
All current directors and executive officers as a group (15 persons)	634,516		22.14%

(1)	Except as otherwise noted, and to the best of our knowledge, the individuals named and included in the group exercise sole voting and investment power with respect to all listed shares. The listed shares include the following numbers of shares with respect to which individuals named and included in the group have shared voting and investment power: Thomas M. Crowder – 500 shares; George T. Davis, Jr. – 104,467 shares; Gregory C. Gibbs – 377,628 shares; J. Bryant Kittrell III – 1,000 shares; Joseph T. Lamb, Jr. – 37,092 shares; B. Martelle Marshall – 591 shares; and all current directors and executive officers as a group – 523,032 shares, including shares described in footnote 4 below held by persons for whom one of our directors acts as attorney-in-fact. The shares held by the group also include 15,571 shares that could be acquired by certain of our officers included in the group (other than those named in the table) pursuant to stock options that could be exercised within 60 days following the Record Date and with respect to which shares they may be deemed to have sole investment power only. Shares listed for certain of the named individuals have been pledged as security for loans as follows: Mr. Gibbs – 377,378 shares.
(2)	The percentage of our outstanding shares shown as held by persons included in the group is calculated based on 2,849,841 total outstanding shares plus the number of additional shares that could be purchased by officers included in the group pursuant to stock options that could be exercised within 60 days following the Record Date.
(3)	Includes an aggregate of 92,274 shares held directly by Mr. Davis’ mother and aunt for whom he acts as attorney-in-fact and as to which shares Mr. Davis disclaims beneficial ownership.
(4)	Includes 377,378 shares held by the Estate of Anna Mae H. Gibbs for which Mr. Gibbs serves as co-executor.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors, executive officers and principal shareholders are required by federal law to file reports with the Securities and Exchange Commission regarding the amounts of and changes in their beneficial ownership of our common stock. Based on our review of copies of those reports, our proxy statements are required to disclose failures to report shares beneficially owned or changes in beneficial ownership, or to timely file required reports, during previous years. We currently are not aware of any reports that were not filed, or were filed late, during 2010.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

During January 2009, we became a participant in the U.S. Department of the Treasury’s (“Treasury”) TARP Capital Purchase Program (the “CPP”). Under the CPP Rules adopted by Treasury and the Securities and Exchange Commission under the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, that apply to CCP participants, financial institutions that participate in the CPP are required to give their shareholders an opportunity each year to vote, on a non-binding, advisory basis, to approve the compensation paid to their executive officers whose compensation is required to be disclosed in their annual meeting proxy statements. As a result, at the Annual Meeting our Board of Directors will submit such a “say-on-pay” proposal by asking that our shareholders vote on the following resolution:

“RESOLVED, that the shareholders of ECB Bancorp, Inc. (“ECB”) hereby approve, on a non-binding, advisory basis, the compensation paid or provided to the named executive officers of ECB and its subsidiary as such compensation has been disclosed in ECB’s proxy statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the narrative discussion contained in ECB’s proxy statement.”

The vote by our shareholders on the resolution is not intended to address any specific element of executive compensation. Rather, the vote relates, in general, to the compensation described in this proxy statement of our named executive officers listed in the Summary Compensation Table on page 16. Under the CPP Rules, the vote will be advisory in nature, which means that it will not be binding on our Board of Directors or Compensation Committee, or overrule or affect any previous action or decision by the Board or Committee or any compensation previously paid or awarded. Neither will it obligate the Board or Committee to any particular course of action in the future, nor create or imply any additional duty on the part of the Board or Committee. However, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, the Board and Compensation Committee will take the voting results on the proposed resolution into account and evaluate whether any actions are necessary to address the concerns of shareholders. Our shareholders approved similar say-on-pay proposals at our 2009 and 2010 Annual Meetings.

Our Executive Compensation Program

Our executive compensation program is administered by the Compensation Committee of our Board of Directors. Each year, the Committee reviews the total compensation of each of our executive officers, determines the level of compensation for each officer that it believes is reasonable, and makes recommendations to our Board of Directors regarding salary increases and other forms of compensation for our officers. The Board approves all executive officer salaries and other forms of compensation. Additional information regarding the Committee is contained in this proxy statement under the caption “- Compensation Committee.”

In formulating its recommendations, the Committee periodically compares our executive officers’ compensation to that of executive officers at other similarly-sized banks and financial institutions throughout the United States, in the southeastern United States, and in North Carolina. However, the process of making salary changes, and approving other forms of compensation, is largely subjective. There currently are no specific measures, criteria or formulae by which the base salaries or other compensation of our executive officers are directly tied to individual performance or our financial and operating performance. The Committee tries to use its own experience and common sense to evaluate the performance of and determine what it believes is reasonable compensation for each executive officer, and to attempt to strike a balance between the interests of our shareholders, and the interests of our officers and our interest in retaining them.

Most actions have unintended consequences, and compensation is no exception. Any compensation program, and particularly any incentive program, offers both opportunities and pitfalls and has elements of both art and science. As a result, our Committee attempts to monitor the effect that our programs have on our officers and employees and to construct and tailor our compensation and incentives so that they have the desired effects. The Committee periodically reviews all our and the Bank’s compensation plans to determine whether there are potential areas of risk that reasonably could be expected to have a material adverse effect on our business and financial results and to ensure continued oversight and mitigation of risk within our compensation practices.

The components of our executive compensation program are generally described below. Additional information about each component, and the specific amounts or values of each of those forms of compensation that we paid or provided to our Chief Executive Officer and other named executive officers for 2010 and 2009, are included in the tabular and narrative compensation disclosures in this proxy statement under the heading “EXECUTIVE COMPENSATION.”

Base Salary and Cash Incentive Awards.    We attempt to pay reasonable base salaries to our executive officers, and in the past we have had an annual incentive award plan that was designed to provide opportunities for officers to receive additional cash compensation each year. The amounts of cash awards they could receive under the incentive plan were based primarily on the extent to which we achieved goals set by our Board with respect to various measures of corporate financial performance and the officers’ individual performance. If our financial performance did not meet the Board’s minimum expectations, no cash awards were paid, although the Board sometimes awarded bonuses to selected officers and employees outside of the incentive plan in recognition of their individual performance. Like most financial institutions, our recent financial performance has been negatively affected by the decline in the economy and disruption in the financial markets. As a result, for 2007 and 2008, we did not meet the minimum goals set under the incentive plan and no awards were paid, and the incentive plan was suspended and not in effect for 2009 and 2010.

In addition to requiring non-binding, advisory shareholder votes on the compensation paid to our executive officers, the CPP Rules generally prohibit us from paying or accruing any bonus, retention award or incentive compensation to Mr. Utz, who is our most highly-compensated employee.

Stock Options and Restricted Stock Awards.    Under our 2008 Omnibus Equity Plan, options to buy shares of our common stock, and awards of restricted shares of common stock, may be granted from time to time to our executive officers. The goals of those awards are to (1) align a portion of our officers’ compensation more closely with the interests of our shareholders, and help ensure that officers make decisions with a shareholder’s perspective, and (2) help us retain our officers through the vesting schedules and forfeiture provisions that apply to the awards. In general, the values of equity awards increase only if the market value of our common stock held by our shareholders increases. Restricted stock awards are outright grants of shares and, as a result, those awards have an initial value that rises and falls with the market value of our common stock. However, stock options are granted with exercise prices based on the market values of our common stock at the time the options are granted. As a result, stock options have no value to officers unless the market value of our common stock rises and remains above the exercise prices of the stock covered by the options. As is the case with the stocks of most financial institutions, the market value of our common stock and, thus, the value of our shareholders’ investments, has declined significantly during the past two years. As a result, the value to our officers of their outstanding restricted stock awards has declined, and a majority of the outstanding stock options held by our officers currently have no value to the officers because the exercise prices of the options exceed the current market value of the underlying shares.

Currently, Mr. Utz, our Chief Executive Officer, is the only one of our named executive officers included in the Summary Compensation Table above who has received any award under the 2008 Omnibus Equity Plan. Mr. Utz’s award, which was granted when he was first employed during 2009, is described above under the caption “Plan Based Awards – Outstanding Stock Options and Restricted Stock Awards.”

Retirement Benefits.    We do not have a qualified defined benefit pension plan, but we do provide a Section 401(k) defined contribution plan for all our employees and under which we make matching contributions to participants’ accounts. As a supplement to benefits under that Plan, in 2002 we entered into separate Supplemental Retirement Plan Agreements with certain of our officers. The purpose of those agreements was to make our executive compensation program more competitive, and to encourage and reward our officers’ long-term service, by supplementing the retirement benefits they can accumulate under the Section 401(k) plan. We also have purchased life insurance policies on the lives of certain of our officers. At their deaths, the officers’ beneficiaries or estates will receive a portion of the death benefits under their policies. However, the remaining policy proceeds, including the full cash value of each policy, will be paid to the Bank at the officers’ deaths.

Messrs. Utz, Crowder and Burson participate in our Section 401(k) plan, but none of them participate in the supplemental retirement or life insurance arrangements.

Employment, Severance and Change in Control Agreements.    We have entered into an employment agreement with Mr. Utz, and severance and change in control agreements with Messrs. Crowder and Burson. We also have entered into written change in control agreements with certain of our other officers. Under the agreements with Messrs. Utz, Crowder and Burson, the Bank would be required to make payments to them if their employment is terminated without cause while the agreements are in effect. In the case of those three agreements and the change in control agreements with other officers, the Bank, or its successor, would be required to make payments if the officers’

employment is terminated without cause within stated periods of time following a change in control of the Bank, or if certain other “termination events” occur following a change in control and the officers voluntarily terminate their own employment. In the case of Messrs. Utz, Crowder and Burson, the agreements were entered into in connection with their recruitment and we believe they provide a level of job security that was necessary as an inducement for them to leave their previous employment and accept employment with the Bank. In the case of those agreements and the change in control agreements with the other officers, we believe that, by providing financial protection, the agreements help us maintain an environment in which there is less risk that our officers’ objectivity will be compromised if they are faced with the prospect of a change in control. The arrangements include a “double trigger” mechanism which would permit an acquiring company to avoid being required to make a payment by continuing to employ our officers following a change in control and treating them fairly by avoiding the occurrence of any of the “termination events” during the protection period. We believe those features would help to minimize any discount that an acquiring company might factor into the amount it offers to pay our shareholders in an acquisition transaction as a result of these arrangements, while still providing some protection to our officers.

The agreements with Messrs. Utz, Crowder and Burson are described in this proxy statement under the caption “Employment and Severance Agreements,” and estimates of payments that would have been called for under their agreements if their employment had terminated under various circumstances on December 31, 2010 are contained in the table under the caption “Potential Payments Upon Termination of Employment or a Change in Control.” However, while we remain a CPP participant, the CPP Rules prohibit payments to our senior executive officers, or to certain of our other employees, in connection with any termination of their employment for any reason, other than payments relating to services already performed or benefits already accrued. As a result, and without regard to the terms of these agreements, we could not make any severance or change in control payments to Messrs. Utz, Crowder or Burson in connection with a termination of their employment that occurs while we remain a CPP participant.

Our Board of Directors believes that our executive compensation policies and practices are based on a pay-for-performance philosophy and are aligned with our shareholders’

long-term interests, and it recommends that you vote “FOR” Proposal 2.

To be approved, the number of votes cast in person and by proxy at the Annual Meeting in favor of the proposal must exceed the number of votes cast against it.

PROPOSAL 3:    RATIFICATION OF

APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Appointment of Independent Accountants

Our independent accounting firm for 2010 was Dixon Hughes PLLC which, effective April 1, 2011, merged with another firm and changed its name to Dixon Hughes Goodman LLP (“Dixon Hughes”). Our Enterprise Risk Management Committee has selected Dixon Hughes to serve as our independent accountants again for 2011. The Committee’s charter gives it the responsibility and authority to select and appoint our independent accountants and to approve their compensation and terms of the engagement under which they provide services to us. Our shareholders are not required by our Bylaws or the law to ratify the Committee’s selection. However, we will submit a proposal to ratify the appointment of Dixon Hughes for 2011 for voting by shareholders at the Annual Meeting as a matter of good corporate practice and as a way for shareholders to be heard in the selection process. Representatives of Dixon Hughes are expected to attend the Annual Meeting and be available to respond to appropriate questions, and they will have an opportunity to make a statement if they desire to do so. If our shareholders do not ratify the Enterprise Risk Management Committee’s selection, the Committee will reconsider its decision, but it could choose to reaffirm its appointment of Dixon Hughes. Even if our shareholders vote to ratify the Committee’s selection, during the year the Committee could choose to appoint different independent accountants at any time if it determines that a change would be in our best interests.

Our Board of Directors recommends that you vote “FOR” Proposal 3. To be approved,

the number of votes cast in person and by proxy at the Annual Meeting in favor of the proposal must exceed the number of votes cast against it.

Services and Fees During 2010 and 2009

Except as described below, under its current procedures the Enterprise Risk Management Committee specifically pre-approves all audit services and other services provided by our independent accountants. In the case of tax services and other permissible non-audit services, the Committee has delegated authority to its Chairman to pre-approve services between Committee meetings. Any approval of services by the Chairman is communicated to the full Committee at its next regularly scheduled meeting. The Committee also may authorize management to obtain tax services from our accountants from time to time during the year up to a specified aggregate amount of fees. Requests for tax advice or services in addition to that amount would require further approval.

As our independent accountants for 2010 and 2009, Dixon Hughes provided us with various audit and other services for which we and the Bank were billed, or expect to be billed, for fees as described below. Our Enterprise Risk Management Committee considers whether the provision of non-audit services by our independent accounting firm is compatible with maintaining its independence. The Committee believes that non-audit services provided by Dixon Hughes during 2010 did not affect its independence.

The following table lists aggregate amounts of fees paid, or that we expect to pay, to Dixon Hughes for audit services for 2010 and 2009, and fees paid for other services they provided during 2010 and 2009.

Type of Fees and Description of Services	2010	2009
Audit Fees, including fees for audits of our consolidated financial statements, reviews of our condensed interim consolidated financial statements included in our quarterly reports, and audits of our internal control over financial reporting	$185,500	$187,190

Audit-Related Fees, including fees for audits of our 401(k) plan and financial accounting consultations	16,670	17,900

Tax Fees, including fees for preparation of Form 5500s in connection with our benefit plans, assistance with estimated tax payments, and preparation of our tax returns	28,325	46,530

All Other Fees	-0-	-0-

Enterprise Risk Management Committee Report

Our management is responsible for our financial reporting process, including our system of internal controls and disclosure controls and procedures, and for the preparation of our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent accountants are responsible for auditing those financial statements. The Enterprise Risk Management Committee oversees and reviews those processes. In connection with the preparation and audit of our consolidated financial statements for 2010, the Enterprise Risk Management Committee has:

•	reviewed our audited consolidated financial statements for 2010 and discussed them with management;

•

discussed with our independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•	received written disclosures and a letter from our independent accountants required by the independence standards of the Public Company Accounting Oversight Board (PCAOB Rule 3526); and

•	discussed the independence of our independent accountants with the accountants.

Based on the above reviews and discussions, the Enterprise Risk Management Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our 2010 Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

Members of the Enterprise Risk Management Committee who participated in the reviews and discussions described above pertaining to the preparation and audit of our consolidated financial statements for 2010 are named below.

The Enterprise Risk Management Committee:

J. Bryant Kittrell III	John F. Hughes, Jr.	B. Martelle Marshall	R. S. Spencer, Jr.

PROPOSALS FOR 2012 ANNUAL MEETING

Any proposal of a shareholder, other than a nomination for election as a director, intended to be presented for action at our 2012 Annual Meeting must be received by our Corporate Secretary in writing at our address listed below no later than December 15, 2011, to be considered timely received for inclusion in the proxy statement and form of appointment of proxy that we will distribute in connection with that meeting. In order for a proposal to be included in our proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value of shares of our common stock entitled to be voted on that proposal at the meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the Securities and Exchange Commission.

Written notice of a shareholder proposal (other than a nomination) intended to be presented at our 2012 Annual Meeting, but not intended to be included in our proxy statement and form of appointment of proxy, must be received by our Corporate Secretary at our address listed below no later than February 28, 2012, in order for that proposal to be considered timely received for purposes of the Proxies’ discretionary authority to vote on other matters presented for action by shareholders at that meeting.

Under our Bylaws, at a meeting of our shareholders at which directors will be elected, nominations for election to our Board of Directors may be made by our Board or by a shareholder of record who is entitled to vote at the meeting if written notice of the shareholder’s nomination has been delivered to our Corporate Secretary at our address listed below not later than the close of business on the fifth business day following the date on which notice of the meeting is first given to shareholders.

The required notice of a nomination must include: (1) the name and address of the shareholder who intends to make the nomination and of the person to be nominated; (2) a representation that the shareholder is a holder of record of shares of our common stock entitled to vote at the meeting and that he or she intends to appear in person or by proxy at the meeting to nominate the person named in the notice; (3) a description of all arrangements or understandings between the shareholder and the nominee and any other persons (naming those persons) pursuant to which the nomination is to be made by the shareholder; (4) all other information regarding the nominee that would be required to be included in a proxy statement filed under the proxy rules of the Securities and Exchange Commission if the nominee had been nominated by our Board; and (5) the written consent of the nominee to serve as a director if elected. Only persons who are nominated in the manner described in our Bylaws are eligible to be elected as directors at meetings of our shareholders, and the Chairman of a meeting of our shareholders may refuse to acknowledge a nomination that is not made in compliance with the procedures set out in our Bylaws.

The notices described above should be mailed to:

ECB Bancorp, Inc.

Attention: Corporate Secretary

Post Office Box 337

Engelhard, North Carolina 27824

ANNUAL REPORT ON FORM 10-K

We are subject to the reporting requirements of the Securities Exchange Act of 1934, and we file periodic reports and other information about our company with the Securities and Exchange Commission, including annual reports, quarterly reports and proxy statements. You may review information that we file electronically with the SEC on the SEC’s Internet website at www.sec.gov. Our own Internet website (www.myecb.com) contains a link to the SEC’s website.

A copy of our 2010 Annual Report on Form 10-K as filed with the Securities and Exchange Commission accompanies this proxy statement.

ECB Bancorp, Inc.

VOTING BY PROXY

Read our proxy statement before you vote by proxy. Then, to insure that your shares are represented at the Annual Meeting, we ask that you appoint the Proxies to vote your shares for you, whether or not you plan to attend the meeting. You can do that in either of the following two ways.

VOTING BY PROXY CARD. You can mark the card below, sign the reverse side and fold and return this entire sheet in the enclosed postage-prepaid envelope.

OR

VOTING BY INTERNET. You can go to our Internet website (http://www.myecb.com/voting) and click on the link for “proxy voting.” When you are prompted for your “control number,” enter the number printed just above your name on the reverse side of this proxy card and then follow the instructions you will be given. You need not sign and return a proxy card. The authority you will be giving the Proxies is described in the proxy card below and in our proxy statement for the Annual Meeting. You should note that you may vote by Internet only until 5:00 p.m. EDT on May 16, 2011, which is the day before the Annual Meeting date. This is a “secured” website. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

APPOINTMENT OF PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints A. Dwight Utz, J. Dorson White, Jr., and Thomas M. Crowder (the “Proxies”), and any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote as directed below all shares of the common stock of ECB Bancorp, Inc. (“Bancorp”) held of record by the undersigned on March 18, 2011, at the Annual Meeting of Shareholders of Bancorp to be held at the Washington Civic Center, Washington, North Carolina, at 11:00 a.m. EDT on Tuesday, May 17, 2011, and at any adjournments of the Annual Meeting. The undersigned directs that the shares represented by this appointment of proxy be voted as follows:

1.	ELECTION OF DIRECTORS. Proposal to elect three directors for three-year terms.

☐ FOR all nominees listed below (except as indicated otherwise on the line below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees: J. Bryant Kittrell III; B. Martelle Marshall; R. S. Spencer, Jr.

Instructions: To withhold authority to vote for any individual nominee(s), write the nominee’s name(s) on the line below.

2.	ADVISORY VOTE ON EXECUTIVE COMPENSATION. Non-binding, advisory resolution (a “say-on-pay” resolution) to approve compensation paid or provided to Bancorp’s executive officers as disclosed in the proxy statement for the Annual Meeting.

☐    FOR                         ☐    AGAINST                         ☐    ABSTAIN

3.	RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS. Proposal to ratify the appointment of Dixon Hughes Goodman LLP as Bancorp’s independent accountants for 2011.

☐    FOR                         ☐    AGAINST                         ☐    ABSTAIN

4.	OTHER BUSINESS. On any other matter properly presented for action by shareholders at the Annual Meeting, and on matters incident to the conduct of the meeting, including motions to adjourn, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.

If you choose to appoint the Proxies by proxy card, please date and sign this proxy card on the reverse side, then fold and return the entire sheet in the envelope provided. You need not return a proxy card if you choose to appoint the Proxies by Internet.

I (We) direct that the shares represented by this appointment of proxy be voted as instructed on the reverse side. In the absence of any instruction on a Proposal, the Proxies may vote those shares “FOR” the election of each nominee named in Proposal 1 and “FOR” Proposals 2 and 3. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with Bancorp’s Corporate Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and voting in person or notifying Bancorp’s Corporate Secretary that this appointment of proxy is revoked.

Dated: ___________________________________, 2011

Signature	Signature (if held jointly)

Instruction: Please sign above exactly as your printed name appears above on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

After dating and signing, please fold and return this entire sheet in the envelope provided.

IMPORTANT: To insure your shares are represented and that a quorum is present at the Annual Meeting,

please appoint the Proxies to vote your shares for you by signing and returning this proxy card,

or appointing the Proxies by Internet, whether or not you plan to attend the meeting.